EXHIBIT 10.24

                                    AGREEMENT

     This Agreement (the "Agreement") dated as of November __, 1999 is made by and between Carter BloodCare ("CBC") a Texas not-for-profit corporation, whose principal offices are located at 2201 Highway 12 1, Bedford, Texas, 7602 1, Bloodcare Foundation ("Foundation") a Texas not-for-profit corporation, whose principal offices are located at 2201 Highway 121, Bedford, Texas, 76021 and Hemocare ("Hemocare"), the blood bank division of Mediware Information Systems, Inc. a New York corporation, whose principal offices are located at 1121 Old Walt Whitman Road, Melville, New York 11747.

                                    RECITALS

(A) CBC has developed a computer software package ("LifeTrak(TM)/Donor module" or "Donor Software") for use in managing information required for recruitment, collection, and donor registration and deferral activities of donor blood centers, and on September 15, 1999 submitted an Abbreviated 510(k) to the Food and Drug Administration ("FDA") to secure FDA clearance for the LifeTrak(TM) /Donor module;

(B) CBC has developed a computer software package "LifeTrak(TM)/Distribution module" or "Distribution Software") for use by donor blood centers in managing the information required for blood products inventory and distribution activities, and on October 14, 1999 CBC received the FDA clearance for the LifeTrak(TM)/Distribution module;

(C) CBC has developed a computer software package "LifeTrak(TM)/Lab Module" or " Lab Software") for use by donor blood centers in managing information about material check-in, special processing, component preparation, testing, and labeling; and on October 1, 1998 CBC received the FDA clearance for the LifeTrak(TM)/Lab Module. CBC has granted to a single third party licensee ("Third Party Licensee") a license (the "Third Party License") to a set of testing functionality's from LifeTrak(TM)/Lab as a separate module, ("LifeTrak(TM)/Lab- Central Testing Facility" or " CTF Software"). A portion of the CTF Software (the "Exclusive Module") is exclusively licensed to the Third Party Licensee through December 31, 2002, and non-exclusively licensed thereafter;

(D) The Donor Software, the Distribution Software and the Lab Software are referred to collectively as the "Donor/Distribution/Lab Software" or as the "Software", and each module has been described in a document previously delivered by CBC to Hemocare and initialed by both parties; and

(E) CBC will transfer title to the Exclusive Module of the CTF Software to Hemocare on or about January 1, 2003, subject to the continuing non-exclusive license to all of the CTF Software (including the Exclusive Module), to the Third Party License; and

(F) Hemocare has been engaged in providing computer software for use by transfusion blood banks and hospitals in managing their information requirements for approximately two decades and wishes to acquire the Donor/Distribution/ Lab Software identified above and to develop and market the same for the mutual benefit of the parties hereto. CBC wishes to obtain a non-exclusive, royalty-free, nonassignable, and perpetual license for CBC to use the Software internally and not for use by third parties or for sale, transfer, license or sublicense by CBC.


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NOW THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CBC and Hemocare do each hereby agree as follows:

Section 1. Purchase and Sale of Software.

The purchase price to be paid by Hemocare to CBC for the Software will be $1,500,000, payable in cash; the first payment of $750,000 being payable upon delivery to Hemocare of the "Initial Deliverables" (as provided in Section 2(b) below), a payment of $375,000 being due when FDA Clearance is received for the Donor Software and a payment of $375,000 being due on June 30, 2000. Upon payment of the first $750,000, the following shall occur:

(a) CBC will convey to Hemocare ownership of the Software, with the exception of the Exclusive Module, and deliver to Hemocare the Initial Deliverables as provided in Section 2 below, and

(b) CBC will transfer and assign the 510(k) applications or clearance for the Software to Hemocare; and

(c) Hemocare will become the owner of the product and software name:
"LifeTrak(TM)", and

(d) Hemocare and CBC will execute a license agreement in the form previously agreed upon between the parties ("License Agreement") under which Hemocare will license to CBC the right to continue use of the Software in CBCs blood center and laboratory facilities.

Section 2. Prosecution of Application for Clearance by FDA; Transfer; CTF Software.

(a) Hemocare will use best efforts to secure clearance from the FDA for the LifeTrak(TM)/Donor Module and will respond expeditiously to requests of the FDA relating to clearance of the LifeTrak(TM)/Donor Module and CBC will cooperate fully with Hemocare in seeking such clearance. In the event Hemocare wishes to have CBC personnel travel to or meet with FDA personnel or third parties in connection with obtaining such approvals, Hemocare agrees to pay the out-of-pocket expenses of the CBC personnel so involved. Personnel costs associated with obtaining clearance from the FDA shall be borne as follows: (i) the first $25,000 by Hemocare; (ii) the cost above $25,000 up to $50,000 by CBC; and (iii) costs in excess of $50,000 shall be shared equally. For the purposes of this Section, the cost of any person shall be considered at $50 per hour. Hemocare will keep CBC informed of any communication, written or oral, received from the FDA with respect to the 510(k)s and Hemocare will consult with CBC in developing a plan for the appropriate response.

(b) On or before October 29, 1999, CBC shall deliver to Hemocare a copy of the source and machine codes and the technical documentation for the Software, other than the Exclusive Module, on CDROM (the "Initial Deliverables"), and no later than sixty (60) days after signing of this Agreement CBC shall deliver (i) to Hemocare, at its Dallas, Texas offices the remaining hard copy documentation and all other deliverables necessary to use, enhance, market and support the Software, and (ii) to an escrow agent to be selected a copy of the source codes, documentation and all other appropriate deliverables, including an executed bill of sale with an effective date of January 1, 2003, for the CBC version of the CTF Software which was submitted to the FDA in CBC's Abbreviated 510(k)s and is in use by CBC. The escrow agent will be instructed to deliver the documents of transfer and the escrowed source code and other deliverables to Hemocare on January 2, 2003. The transfer of ownership shall take place automatically without the need for further action by CBC, but the agent will notify CBC at the time of the transfer. Simultaneously with the effectiveness of the Bill of Sale for the CTF Software, the License Agreement shall automatically be amended to include the CTF Software. In the event CBC obtains enhancements to the CTF Software during the escrow period that are assignable or sub-licensable to Hemocare, CBC agrees to assign or sublicense such rights to Hemocare. CBC makes no representation that there will be any enhancements to the CTF Software made after the date hereof that are deliverable to Hemocare.


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


Section 3. Additional Purchase Price Payments.

(a) Additional purchase price payments will be made by Hemocare within 30 days after the end of each calendar quarter in the amount of 5% of "Sales" of the Software. "Sales" shall be calculated as the gross proceeds received by Hemocare for the license or sale of Software or any module thereof less deductions from such proceeds for any returns. The pricing of the Software shall be determined by Hemocare. No additional purchase price payments will be paid on hardware, implementation, installation, support and similar services or on computer software developed by Hemocare or any third party (other than the Third Party Licensee). In the event Hemocare sells the Software with other goods or services the Software will be priced separately, Payments of additional purchase price will be made on all Software sold during a period of five years commencing on the date FDA Clearance is received for the Donor Software.

(b) Payments of additional purchase price installments will be made by Hemocare to CBC at the rate of 5% of Sales of the Exclusive Module on the same basis as the other LifeTrak(TM)Software. Such additional purchase price obligation will be in effect and payment will be owing for a five-year period beginning when title to the Exclusive Module is effectively transferred to Hemocare by CBC at the expiration of the escrow period for the Exclusive Module. Such additional purchase price payments will continue for all sales of the Exclusive Module made within the five-year period.

(c) There will be no required minimum annual payments to be made by Hemocare to CBC under this Section.

(d) CBC may, upon reasonable prior written notice to Hemocare, have an independent auditor audit the books and records of Hemocare to ensure proper payment of all additional payments hereunder. Such audit shall not be performed more than once per year. In the event the audit reveals an underpayment Hemocare shall promptly remit the amount of the underpayment plus interest thereon at the lesser of (i) the prime lending rate quoted by CitiBank N.A. from time to time, or (ii) the maximum rate allowed by law. In the event such audit reveals an underpayment in excess of 11%, Hemocare will reimburse to CBC the third party costs of the audit.

(e) In the event that Hemocare utilizes the Software in a service bureau or similar operation, Hemocare shall pay to CBC a payment on the revenues generated thereby equivalent to the additional purchase price payments that would have been generated by a direct license or sale of the Software, and the parties agree to negotiate in good faith a method for calculating and accounting for such revenues.

Section 4. Develoment of New Testing Software Module.

Hemocare will develop a testing software module at its expense and will use its best efforts to obtain FDA approval of such testing software module. Such module would be developed separately from the development and enhancement of the CTF Software developed by CBC, and will be licensed to CBC pursuant to the License Agreement.

Section 5. Improvements, Modifications and Enhancements.

(a) All improvements, modifications and enhancements made by Hemocare to the Software will be made available to CBC under the License Agreement without any additional payments, purchase price installments, royalties or similar payments by CBC. Hemocare will provide same to CBC at such time as and in the form that they are made available to other licensees of Hemocare.

(b) Commencing upon delivery of the Software, and during the 7-year period thereafter, CBC may request that Hemocare develop custom enhancements to the Software for use by CBC, and Hemocare may request consulting assistance from CBC with respect to the Software. CBC may elect whether or not to allow Hemocare to incorporate any such custom enhancements in any future release of the


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Software or Enhancements. In the event CBC elects not to allow Hemocare to incorporate such custom enhancements, Hemocare will provide CBC with the source code for the custom enhancements and CBC acknowledges that Hemocare will not be obligated to support such custom enhancements. Hemocare will make available to CBC Enhancements resulting from custom enhancements made by Hemocare for other Hemocare licensees of general use and applicability to its licensees. Such consulting services shall be rendered to the other party on the terms set forth in the Consulting Services Agreement attached hereto as Exhibit A.

(c) In addition to the consulting provided in (b) above, Hemocare will make available to CBC consulting services as requested by CBC to facilitate support obligations owed by CBC to the Third Party Licensee or any sub-licensee of the Third Party Licensee. Such support shall be defined and at a monthly or similar rate as mutually agreed by the parties, but in no event less than Hemocare's fully loaded costs for such personnel nor more than charged by Hemocare for similar support to its other customers. Consulting Services under this Section
(c) shall be subject to CBC providing Hemocare adequate access to the computer code necessary to enable such consulting to be performed in a professional manner. If required by the Third party Licensee such computer code will be maintained as confidential by Hemocare.

Section 6. Hardware.

With the concurrence of CBC, Hemocare will conduct an evaluation of the present hardware owned or used by CBC at its facility in Dallas for possible acquisition by Hemocare at depreciated book value, as mutually agreed upon by both parties.

Section 7. Restrictions on Distribution and Licensing or Sublicensing of CTF Software, and related Documentation and Improvements.

Hemocare agrees that, except as otherwise agreed in writing, it shall not distribute, license or sublicense the CTF Software and related documentation or enhancements to any third party unless such third party first acknowledges in writing that the CTF Software and related documentation and enhancements are trade secrets of Hemocare, and a not to disclose or to use the CTF Software and related documentation and enhancements for any purpose other than that for which the applicable license or sublicense is granted. Except as necessary for development, maintenance, or Source Code escrow, Hemocare shall only distribute the Object Code version of the CTF Software and enhancements thereto.

Section 8. Confidentially

Hemocare will not disclose and shall use commercially reasonable efforts to ensure that no existing or future employees of Hemocare shall disclose any information designated as confidential or trade secret information of CBC, the Third Party Licensee or any third party clients, donors, or licenses of CBC. CBC will not disclose and shall use commercially reasonable efforts to ensure that no existing or future employees of CBC shall disclose any information designated as confidential or trade secret information of Hemocare or any third party clients, donors, or licenses of Hemocare.

Section 9. Intellectual Property Rights

Upon the signing of this Agreement, the intellectual property rights relating to each of the LifeTrak modules, Donor, Distribution, and Lab (with the exception of the Exclusive Module), together with any modifications, developments, improvements, changes or enhancements relating to such products made by either Hemocare or CBC, shall be, as between the parties hereto, the sole and exclusive property of Hemocare provided, that the intellectual property rights of Hemocare relating to the CTF Software will


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


be subject to the rights of the Third Party Licensee, as contained in the Third Party License. Notwithstanding the foregoing, CBC shall not assign to Hemocare any confidential or trade secret information of any third party.

Section 10. Understanding.

This Agreement, together with all exhibits and attachments, constitutes the entire understanding between the parties with respect to the subject matter contained herein, other than the license agreement and supersedes and cancels all prior understandings, agreements and arrangements between the parties, written or oral with respect thereto.

Section 11. Representations.

(a) Each party represents that it has the full right and authority to enter into this Agreement and is not aware of any impediments which would inhibit its ability to perform its obligations under this Agreement. CBC warrants that it owns the source code for the Software that has been submitted to the FDA, with the exception of the license rights of the Third Party Licensee in the Software for the term of the Third Party License, and that to the best of its knowledge the source codes and remainder of the Software do not infringe on any existing patents, proprietary rights or contractual rights of third parties. CBC represents that the Donor Software, the Distribution Software and the Lab Software (with the exception of the Exclusive Module) to be delivered to Hemocare hereunder constitute the same software as presently used by CBC in its donor blood centers, and will conform in all material respects to the 510(k) applications presently on file with their FDA. Hemocare represents to CBC that improvements, modifications and enhancements included in the future in the Software by Hemocare will not, to the best of the knowledge of Hemocare at the time of inclusion, infringe on any existing patents, proprietary rights or contractual rights of third parties.

(b) OTHER THAN TEE REPRESENTATIONS OF CBC TO HEMOCARE AND THE REPRESENTATIONS OF HEMOCARE TO CBC IN SECTION II (a) OF THIS PURCHASE AGREEMENT (a) NEITHER HEMOCARE OR CBC MAKES ANY REPRESENTATIONS OR WARRANTIES TO EACH OTHER OR TO ANY PARTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED WITH RESPECT TO THE LICENSE AGREEMENT, THIS PURCHASE AGREEMENT, OR OTHERWISE WITH RESPECT TO THE SOFTWARE, OR ANY FDA FILING, OR WITH RESPECT TO ANY SERVICES OR GOODS PROVIDED BY CBC TO HEMOCARE OR BY HEMOCARE TO CBC UNDER THE LICENSE AGREEMENT, THIS PURCHASE AGREEMENT, OR OTHERWISE IN CONNECTION WITH THE SOFTWARE, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (b) NEITHER HEMOCARE OR CBC MAKES ANY REPRESENTATIONS OR WARRANTIES TO EACH OTHER OR TO ANY PARTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED WITH RESPECT TO THE LICENSE AGREEMENT, THIS PURCHASE AGREEMENT, OR OTHERWISE WITH RESPECT TO THE LIKELIHOOD THAT ANY FDA FILING WILL BE ACCEPTED OR CLEARANCES GRANTED BY THE FDA, AND NO ASSURANCES ARE BEING GIVEN BY CBC HEREIN THAT THE FDA WILL ACCEPT OR GRANT CLEARANCE TO SUCH FILING OR THAT ADDITIONAL FILINGS WILL NOT BE REQUIRED BY THE FDA.

(c) The obligation of either party with respect to confidential information of another party shall be to treat same in the same manner as the receiving party treats its own confidential information.

Section 12. Exclusion of Consequential Damages.

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL OR INCIDENTAL DAMAGES, INCLUDING LOST PROFITS, LOSS OF BUSINESS OR OTHER ECONOMIC DAMAGES, AND FURTHER


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INCLUDING INJURY TO PROPERTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE
POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

Section 13. Amendments and Waivers.

Neither this Agreement nor any terms hereof or exhibits hereto may be amended, supplemented, modified or waived except by an instrument in writing signed by both parties.

Section 14. BloodCare Foundation.

CBC has assigned certain rights with respect to the Software to the Foundation. By execution hereof, the Foundation consents to the terms of this Agreement and agrees that the consummation of the transactions herein will not constitute a breach of any agreements to which the Foundation is a party; provided, however, that nothing herein shall be deemed an amendment of any agreements between CBC and the Foundation.

Section 15. Notices.

All notices required or permitted under this Agreement will be deemed given: (a) when delivered personally; (b) when sent by confirmed facsimile; (c) seven (7) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) the next business day after deposit with a commercial overnight carrier specifying next-day delivery, with written verification of receipt. All communications will be sent to the addresses set forth below (or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section).

Hemocare:

Hemocare Inc.
1121 Old Wait Whitman Road
Melville, New York 11747-3005
Tel: (516) 423-7800

Carter BloodCare:

Carter Blood Care
2205 Highway 121
Bedford, Texas 76021

BloodCare Foundation:

BloodCare Foundation
2205 Highway 121
Bedford, Texas 76021

Section 16. Arbitration.

Any controversy or claim between the parties arising out of, or relating to, this Agreement or its performance or breach shall be settled by arbitration in accordance with the Commercial Arbitration rules of the American Arbitration Association and judgment entered upon the award by the arbitrator may be entered in any court having jurisdiction thereof. In the event CBC is the party requesting arbitration the proceedings will be conducted in New York, New York. In the event Hemocare is the party requesting arbitration the proceedings will be conducted in Dallas, Texas.


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Section 17. Governing Law.

This Agreement shall be governed by, and construed in accordance with, the law of State of Texas without regard for conflicts of law rules.

Section 18. Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


 CARTER BLOODCARE                            BLOODCARE FOUNDATION

By:    /s/  MH Sayers                        By:    /s/  MH Sayers
       ------------------------                     ------------------------

Name:  M.H. Sayers                           Name:  M.H. Sayers
       ------------------------                     ------------------------

Title: CEO                                   Title  Member Representative
       ------------------------                     ------------------------


Hemocare, A DIVISION OF MEDIWARE INFORMATION SYSTEMS, INC.

By:    /s/ Lawrence Auriana
       ------------------------

Name:  Lawrence Auriana
       ------------------------

Title: Chairman-Secretary
       ------------------------


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EXHIBIT A

                           MUTUAL CONSULTING SERVICES

This Consulting Services Agreement ( "Consulting Agreement") dated as of November ___, 1999 is made by and between Carter BloodCare ("CBC") a Texas not-for-profit corporation, whose principal offices are located at 2201 Highway 121, Bedford, Texas, 76021, Bloodcare Foundation ("Foundation") a Texas not-for-profit corporation, whose principal offices are located at 2201 Highway 121, Bedford, Texas, 76021 and Hemocare ("Hemocare"), the blood bank division of Mediware Information Systems, Inc. a New York corporation, whose principal offices are located at 1121 Old Walt Whitman Road, Melville, New York 11747.

WHEREAS pursuant to an agreement of even date herewith (the "Sale Agreement") CBC has agreed to sell and Hemocare has agreed to purchase certain software and related materials; and

WHEREAS CBC and Hemocare desire to provide certain consulting services to one another on terms and subject to the conditions set forth herein,

NOW THEREFORE, CBC and Hemocare agree as follows:

1, Terms defined in the Sale Agreement shall have the same meaning when used herein.

2. Upon reasonable prior request, each party agrees to provide consulting services to the other in the field of information management for donor blood banks (the "Field"), and shall be separate from any obligations to develop enhancements, modifications or support under the Sale Agreement or the License Agreement.

3. Consulting by CBC shall be subject to the availability of CBC personnel to provide consulting, and nothing herein shall obligate CBC to hire or retain the services of any particular person or number of consulting personnel. Consulting by Hemocare shall be subject to the availability of Hemocare personnel in the ordinary course of Hemocare's business.

4. Each party shall designate consulting personnel as either junior or senior based on years of experience and training. Fees for junior personnel shall be $50 per hour and for senior personnel shall be $75 per hour, The fee schedule will be reviewed annually by the parties and may be increased upon mutual consent consistent with prevailing industry rates. In the event such rates are not adequate to compensate a party for its costs associated with such personnel, the parties agree to raise the rates as necessary to reach at least a break even position until the next annual review.

5. Consulting by either party shall be performed in a good and workmanlike manner consistent with best industry practices.

6. Each party shall responsible for wages, benefits, workers compensation, unemployment and similar charges associated with the consultants it makes available to the other party.

7. Nothing contained herein shall obligate a party to utilize any minimum amount of consulting services from the other.

8. In the event consulting services are provided at the offices of the other party, the other party shall provide a safe work environment for such personnel.

9. This Agreement shall be governed by, and construed in accordance with, the law of State of Texas without regard for conflicts of law rules.

10. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

CARTER BLOODCARE

By:   /s/ MH Sayers
      --------------------------

Hemocare, A DIVISION OF
MEDIWARE INFORMATION SYSTEMS, INC.


By:   /s/ Lawrence Auriana
      --------------------------
Its Chairman


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Hemocare Division
Mediware Information Systems, Inc.
1121 Old Wait Whitman Road, Melville, New York 11747,

Gentlemen:

This letter is with respect to that certain Purchase Agreement ("Purchase Agreement") of even date hereof governing the purchase and sale of certain software for the information management for donor blood banks.

Notwithstanding anything contained to the contrary in the Purchase Agreement or the license agreement or exhibits referenced therein, the parties agree to a transition period for the transfer of the Software and for certain personnel and officing matters as follows:

1. The period beginning upon execution hereof and ending sixty (60) days thereafter shall be defined as the "Transition Period". CBC has previously identified to Hemocare those employees of CBC primarily engaged in the support of the Software (the "Software Employees"). As soon as practicable CBC and Hemocare will review the various skills and past work assignments of the Software Employees. Within five days of completion of that review Hemocare will identify to CBC the Software Employees that Hemocare desires to hire. Hemocare may thereafter meet with and make offers of employment to that subset of the Software Employees; provided that such offers will be no less than the present salaries of such employees, and will provide for such Software Employees to become employees of Hemocare no later than the end of the Transition Period. Hemocare agrees to give all Software Employees hired by Hemocare pursuant to the Agreement credit for such employee's past service at CBC for the purposes of determining seniority, vacation and severance benefits and eligibility under any other Hemocare employee benefit plans.

2. During the Transition Period CBC may have the Software Employees assist CBC directly in supporting the Software for CBC. Hemocare's obligation to support the Software, and CBC's obligation to pay Hemocare for such support shall begin on the earlier of (a) the transition to Hemocare's payroll of at least one-half of the Software Employees or the end of the Transition Period. During the Transition Period CBC will cooperate with Hemocare in providing access to the Software Employees for the purposes of interviewing and conducting the hiring process. CBC makes no representation as to the willingness of any particular Software Employee to enter the employment of Hemocare.

3. During the Transition Period, CBC agrees to negotiate in good faith with Hemocare the subletting of a portion of the space occupied by CBC in its Dallas, Texas facility for the use of the Software Employees. Such subletting shall be at the cost per square foot allocated by CBC during the term hereof to its internal business units, which presently is $15 per square foot. Any such negotiations shall be subject to the then existing and anticipated needs of CBC for office space for the conduct of its own operations; provided, however, that CBC shall make available for subletting an amount of space equal to that presently occupied by those Software Employees who become Hemocare employees.


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Please indicate your assent to the foregoing in the space provided below.

Very truly yours,

CARTER BLOODCARE

By:  /s/ MH Sayers
     ----------------------

Accepted this __day of November, 1999

Hemocare, A DIVISION OF
MEDIWARE INFORMATION SYSTEMS, INC.

By:  /s/ Lawrence Auriana
     ----------------------
Its Chairman


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


                           SOFTWARE LICENSE AGREEMINT

     Software License Agreement dated November 1, 1999 by and between Carter BloodCare, a Texas not-for-profit corporation ("CBC"), and Hemocare ("Hemocare"), the blood bank division of Mediware Information Systems, Inc., a New York corporation.

     WHEREAS pursuant to an agreement of even date between the parties hereto (the "Purchase Agreement"), Hemocare has acquired ownership of a computer software package for use in managing the information requirements of donor identification and the related aspects of donor blood banks ("LifeTrak/Donor Module" or "Donor Software"), a computer software package for use in managing the information requirements of the distribution operations of donor blood banks and hospitals ("LifeTrak/Distribution Module" or "Distribution Software"), and a computer software package for use in managing the information requirements of the testing and laboratory system of a donor blood bank ( "LifeTrak/Lab Module" or "Lab Software"). Provided that a module ("Exclusive Module") contained in the Central Testing Facility software ("CTF Software") of the Lab Software is the subject of an exclusive license ("Third Party Agreement") from CBC to a third party ("Third Party") as described in the Purchase Agreement and will not be subject to this License Agreement until January 1, 2003, upon expiration of the exclusivity provisions of the Third Party Agreement. On that date Hemocare will acquire a title to the Exclusive Module, subject to the continuing non-exclusive license rights of the Third Party to the CTF Software. A fuller description of the Donor Software, Distribution Software and Lab Software (together "Software") is contained in Exhibit A to the Purchase Agreement. For the purposes of this License Agreement the term "CBC" includes its branch offices operating under its Food and Drug Administration ("FDA") license.

     In consideration of the mutual premises and agreements set forth in this License Agreement, and other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, Hemocare and CBC agree as follows:

     1. License. Subject to, and in accordance with, the terms of this License Agreement, Hemocare grants to CBC and CBC accepts from Hemocare a nonexclusive,


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


perpetual, royalty free license (which is not transferable by conveyance, assignment, license, sub-license or otherwise) (the "License") to install and use the Software for the purposes for which it was designed on the computer equipment of CBC, solely for the internal business of CBC. This license covers all developments, modifications, improvements and enhancements to the Donor Software. Distribution Software. the Lab Software, the lab module be developed by Hemocare (and after January 1, 2000 the Exclusive Module); and related documentation and deliverables. CBC shall have the right to create derivative works in addition to improvements, modifications and enhancements provided by Hemocare, of the Software (a) for use by CBC but not for use by any licensee, sub-licensee or transferee of CBC and (b) for inclusion by Hemocare in the
Software   releases   made   available   generally   to   Hemocare's   customers
 ...Sub-derivative works developed by CBC will be the property of CBC subject to the pre-existing ownership of Hemocare of the Software, the other proprietary rights of Hemocare in the Software, and the right of Hemocare to use, modify, license and sublicense the derivative work in Software releases made available generally to Hemocare's customers as aforesaid. Hemocare shall not be required to support derivative works created by CBC and used by CBC.

     2. Effective Date. This License shall become effective on the date that the LifeTrak/Donor, LifeTrak Distribution and LifeTrak/Lab products are transferred from CBC to Hemocare and shall remain in full force and effect in perpetuity.

     3. Delivery of Software. The Software has been delivered and installed on the computer hardware of CBC's donor blood banks and is in operation at such donor blood banks.

     4. Delivery of Enhancements. Hemocare shall deliver to CBC any code, instructions and documentation to be used in supporting the Software in effect and available at the time that this License Agreement goes into effect not already in the possession of CBC. Tbereafter improvements, modifications and enhancements of the Software (including source code, instructions and other documentation) will be delivered by Hemocare to CBC as provided in Section 5.

     5. Modifications and Enhancements. All improvements, modifications and enhancements made by Hemocare to the Donor Software, Distribution Software, the Lab Software (and the Exclusive Module when it becomes available under the Third Party Agreement) will be made available to CBC under this License Agreement without additional payments, purchase price installments, royalties or similar payments by CBC. Upon the request of CBC, Hemocare will provide such improvements, modifications and enhancements to CBC when made available to the other customers of Hemocare.

     6. Requested Enhancements. Upon request by CBC, Hemocare will use reasonable efforts to develop enhancements specified by CBC for its use. Hemocare may modify, use, license and sublicense the enhancements developed for CBC and for the use of its other customers without additional payments, purchase price installments, royalties or similar payments by Hemocare to CBC. CBC shall pay Hemocare for the development of enhancements made at the request of CBC the hourly rate(s) and expenses stated in Schedule A.

     7. Software Support. During the 7-year period following the signing of this License Agreement Hemocare will provide ongoing software support to the CBC blood banks, including all improvements, modifications and enhancements to the Software made available to its customers generally, which support will be made available to CBC at a price of $.875 per unit. This customer support shall include the services and response agreed between the parties based on support services provided generally by Hemocare to licensees of its software. In furtherance of the forgoing, the parties will promptly develop, and put in writing, mutually acceptable service and response standards. Payment for such support shall be on a calendar quarterly basis and be due within 45 days after the end of each quarter. Hemocare will make available to CBC consulting services as requested by CBC to facilitate support obligations owed by CBC to the Third Party at the rates set forth in Schedule A.

     8. Warranty. OTHER THAN THE REPRESENTATIONS OF CBC TO HEMOCARE AND THE REPRESENTATIONS OF HEMOCARE TO CBC IN SECTION 11(a) OF THIS PURCHASE AGREEMENT,
(a) NEITHER HEMOCARE OR CBC MAKES ANY REPRESENTATIONS OR WARRANTIES TO EACH OTHER OR TO ANY PARTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THIS LICENSE AGREEMENT, THE PURCHASE AGREEMENT, OR OTHERWISE WITH RESPECT TO THE SOFTWARE, OR ANY FDA FILINGS, OR WITH RESPECT TO ANY SERVICES OR GOODS PROVIDED BY CBC TO HEMOCARE OR BY HEMOCARE TO CBC UNDER THIS LICENSE AGREEMENT, THE PURCHASE AGREEMENT OR OTHERWISE IN CONNECTI0N WITH THE SOFTWARE, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (b) NEITHER HEMOCARE OR CBC MAKES ANY REPRESENTATION OR WARRANTY TO EACH OTHER OR TO ANY OTHER PARTY UNDER THIS LICENSE AGREEMENT, THE PURCHASE AGREEMENT OR OTHERWISE WITH RESPECT TO THE LIKELIHOOD THAT ANY FDA FILINGSS WILL BE ACCEPTED OR CLEARANCES GRANTED BY THE FDA, AND NO ASSURANCES ARE BEING GIVEN BY HEMOCARE OR CBC THAT THE FDA WILL ACCEPT OR APPROVE OR GRANT CLEARANCE TO SUCH FILINGSS OR THAT ADDITIONAL FILINGSS WILL NOT BE REQUIRED BY THE FDA.

     9. Non-disclosure. Each of CBC and Hemocare will use its best efforts and at least the same degree of care it uses to protect its own confidential information of like importance to prevent unauthorized use, dissemination and disclosure of all confidential and proprietary information concerning the Software. Each party agrees that it shall (a) leave in place any proprietary or confidential legends or marking placed on any product, (b) restrict disclosure of confidential information to those of its employees, consultants and agents who need to know such information and (c) instruct and require such employees, consultants and agents to maintain the confidentiality of such information. The obligations relating to confidential information shall continue through the term of this License Agreement and thereafter for so long as such information is deemed confidential by the disclosing party.

     10. Propriety Right. CBC agrees and recognizes that (except as specifically set forth in Section I of this License Agreement): (a) the Software, together with any other data and materials supplied by Hemocare to CBC pursuant to the Agreement, is the property of Hemocare and remain so after licensing to CBC or held by CBC on the date of this License Agreement; (b) the software and any other instructions, data and deliverables supplied by Hemocare to CBC, in machine readable form or otherwise, are confidential and proprietary trade secrets of Hemocare, protected by law, and of substantial value to Hemocare, and their use and disclosure must be carefully and continuously controlled; and (c) the Software is protected by the copyright laws of the United States. The Software licensed under this License Agreement shall be used by CBC only to manage information used in the operations of CBC's own donor blood banks, and shall not be used for, or on behalf of, others except as expressly provided herein. CBC shall not, directly or indirectly, or; copy, duplicate, or furnish to others any physical or magnetic version of the Software. CBC shall notify Hemocare immediately of the unauthorized possession, use, or knowledge of any item supplied to CBC pursuant to this License Agreement.

     11. License Agreement. This License Agreement shall bind and inure to the benefit of CBC and its successors and assigns by merger or acquisition, and shall bind and inure to the benefit of Hemocare and its successors and assigns by merger or acquisition.

     12. Arbitration. Any controversy or claim between the parties arising out of, or relating to, this License Agreement or its performance or breach shall be settled by arbitration in New York, N.Y. if arbitration is commenced by CBC, and in Dallas, Texas, if arbitration is commenced by Hemocare. In each case the arbitration will be conducted in accordance with the Commercial Arbitration Rules of the

American Arbitration Association, and judgment entered upon the award by the arbitrator may be entered in any court having jurisdiction thereof.

     13. Governing Law. This License Agreement shall be governed by, and construed in accordance with, the law of Texas without regard for conflicts of law rules.

     14. Purchase Agreement . This License Agreement is being entered into simultaneously with a Purchase Agreement pursuant to which Hemocare is acquiring tide to the Software from CBC. In the event of any conflict between this license Agreement and the Purchase Agreement, the Purchase Agreement shall control.

     15. General. This License Agreement and the Purchase Agreement contain the complete and exclusive agreement between the parties, supersede any and all prior oral or written communications, proposals, and agreements, and may not be waived or modified except by written agreement of the parties

     WHEREFORE, the parties have caused this License Agreement to be executed by their duly authorized representatives.


Carter BloodCare                             Hemocare, a division of
                                             Mediware Information Systems, Inc.

By:                                          By:  /s/  Lawrence Auriana
     ---------------------------                  ----------------------------
     Chairman                                     Chairman

                                   Schedule A

                          To Software License Agreement

Junior programmers and software technicians                $50 per hour

Senior programmers and software technicians                $75 per hour

                                  BILL OF SALE

Carter BloodCare, a not-for-profit Texas Corporation ("CBC"), pursuant to the Purchase Agreement dated November 1, 1999 between CBC and Hemocare, the blood bank division of Mediware Information Systems, Inc., a New York Corporation ("Hemocare"), (the "Agreement"), and for good and valuable consideration to it in hand paid, receipt of which is hereby acknowledged, does sell, transfer, convey, assign and deliver to Hemocare, its successors and assigns (a) all of CBC's right, title and interest in the computer software information management systems called the LifeTrak(TM),/Donor product, LifeTrak-/Distribution product, and LifeTrak(TM)/Lab product (other than the "'Exclusive Module" referred to in the Agreement), (the "Software") owned by CBC and any and all improvements, modifications, enhancements to the Software in which CBC has an interest, whether on the date of this bill of sale or at a later date, (b) all of CBC ownership of and right, title and interest to the applications to the Food and Drug Administration ("FDA") under 5 1 0(k) for clearance of the Software and all right, title and interest of CBC in the "clearance" of the Software for use and for sale now or hereafter granted by FDA and (c) the name, mark, trade name and trademark "LifeTrak-" and the good will of the business associated with and symbolized by the said marks, such name, trade name and trademark, including all rights to, and applications for, registration; all of the foregoing Software, rights to clearance and name to include the right to use and enjoy the same in perpetuity within and without the United States of America. CBC warrants that it has not encumbered any of the foregoing or conveyed any interest therein to a third party other than as arising out of the Third Party Agreement referred to in the Agreement.

     TO HAVE AND TO HOLD the same unto Transferee, its successors and assigns, forever, from and after the date hereof

     IN WITNESS WHEREOF, Carter BloodCare has executed this Bill of Sale on November 1, 1999.

                                        CARTER BLOODCARE

                                        By:    /s/ M.H. Sayers
                                               --------------------------

                                        Name:  M.H. Sayers
                                               --------------------------

                                        Title: C.E.O
                                              --------------------------


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